Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Lifeline Holdings, Inc. of our reports dated February 9, 2004 relating to the financial statements and financial statement schedule of Lifeline Systems, Inc., which appear in Lifeline Systems, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 10, 2004